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                                                                     EXHIBIT 2.2


                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


     This AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (the "Amendment") is made
                                                            ---------
as of the 5th day of March, 2001 by and among Telemundo of Los Angeles, Inc., a Delaware corporation ("Purchaser"), Telemundo of Los Angeles License Corp., a
                       ---------
Delaware corporation ("Telemundo Licensee"), Telemundo Communications Group,
                       ------------------
Inc., a Delaware corporation ("Parent"), Harriscope of Los Angeles, Inc., a
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California corporation ("Harriscope"), and Irving B. Harris and Burt I. Harris,
                         ----------
Sr. (the "Shareholders").
          ------------

     WHEREAS, the parties hereto are party to an Asset Purchase Agreement dated as of February 9, 2001 (the "Agreement"); and
                             ---------

     WHEREAS, the parties desire to amend the Agreement in accordance with
Section 10.1 of the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                        ARTICLE I - CERTAIN DEFINITIONS

              Section 1.1     Definitions. The capitalized terms used in this
                              ------------
Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

              ARTICLE II - AMENDMENT OF ASSET PURCHASE AGREEMENT

              Section 2.1     STA Request Definition. The definition of "STA
                              -----------------------
Request" set forth in Section 1.115 of the Agreement is hereby amended and restated in its entirety to read as follows:

              "Intentionally omitted."

              Section 2.2     Santa Barbara LPTV. Section 5.1(g) of the
                              -------------------
Agreement is hereby amended and restated in its entirety to read as follows:

                " Harriscope will use commercially reasonable efforts to
complete construction of the facilities authorized by Permit FCC File No. BPTTL-19981201JA (the "Displacement Permit") no later than April 15, 2001, in full
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compliance with the terms and conditions of the Displacement Permit and FCC rules and regulations. Purchaser shall be permitted access to the facilities authorized by the Displacement Permit for purposes of inspecting such facilities. To the extent that Harriscope has not completed construction of the facilities authorized by the Displacement Permit in compliance with the terms and conditions of the Displacement Permit and the FCC rules and regulations, Harriscope shall be responsible for payment of any and all costs necessary to ensure such compliance; provided, however, that Harriscope's obligation to make
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such payments, together with all other Displacement Permit Expenditures made by
Harriscope and any Capital Expenditures Adjustment relating to Displacement Permit Expenditures as set forth in subsection (B) of Section 1.22, shall not exceed $116,000."
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               Section 2.3    Disclosure Schedule. The Disclosure Schedule is
                              --------------------
hereby amended by removing subsection 1.h of Section 3.11 in its entirety.

              Section 2.4     Exhibit A-(a). Exhibit A-(a) to the Agreement is
                              --------------
hereby amended by removing paragraph 8 in its entirety.

                        ARTICLE III-GENERAL PROVISIONS.

               Section 3.1    Effect of Amendment. Except as expressly modified
                              --------------------
by this Amendment, the Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment. The parties acknowledge that all of the provisions of the Agreement, except as expressly provided herein, shall remain in full force and effect in accordance with their terms.

              Section 3.2     Counterparts. This Amendment may be executed in
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two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

              Section 3.3     Governing Law. This Amendment shall be construed,
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interpreted and governed in accordance with the Laws of the State of California regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                           [signature pages follow]
                           ------------------------


                                      -2-
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          IN WITNESS WHEREOF, Purchaser, Telemundo Licensee, Parent, Harriscope
and the Shareholders have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the date first written above.



                              HARRISCOPE:
                              ----------

                              HARRISCOPE OF LOS ANGELES, INC.


                              By: /s/ Burt I. Harris
                                  -------------------------------------
                                  Burt I. Harris, Jr.
                                  President and Chief Executive Officer


                              THE SHAREHOLDERS:
                              ----------------


                              /s/ Burt I. Harris
                              -------------------------------------
                              Burt I. Harris, Sr., an individual


                              /s/ Irving B. Harris
                              -------------------------------------
                              Irving B. Harris, an individual


                              PURCHASER:
                              ---------

                              By: /s/ Richard J. Blangiardi
                                  ---------------------------------
                                  Name:  Richard J. Blangiardi
                                  Title: President

                              TELEMUNDO LICENSEE:
                              ------------------

                              TELEMUNDO OF LOS ANGELES LICENSE CORP.

                              By: /s/ Richard J. Blangiardi
                                  ---------------------------------
                                  Name:  Richard J. Blangiardi
                                  Title: President
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                              PARENT:
                              ------

                              TELEMUNDO COMMUNICATIONS GROUP, INC.

                              By: /s/ James M. McNamara
                                  -----------------------------------------
                                  Name:  James M. McNamara
                                  Title: Chief Executive Officer